CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): October 8, 2010

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As disclosed in the Current Report on Form 8-K that we filed on June 11, 2010, we incurred a Trigger Event on the 12% Convertible Notes issued in first and second quarter of 2010 due to our failure to have the related registration statement declared effective by June 1, 2010.  As disclosed in the Current Report on Form 8-K that we filed on September 7, 2010, an Event of Default under those same notes occurred since we did not hold the related shareholder meeting by August 31, 2010.  Once an Event of Default occurs, the note holders can declare the full amount of the note automatically due and payable.  As disclosed in that same 8-K, we submitted a letter requesting the note holders waive such default and give us until November 15, 2010 to hold the related shareholder meeting.  Many of the note holders have already agreed to such waiver.  However, as a reporting company, we are required to report any events that accelerate or increase a direct financial obligation. Therefore, although the note holders waived the defaults and no other remedy is available pursuant to an additional default, we are filing this 8-K to comply with our reporting obligations.

The first interest payment, and an additional agreed upon installment payment, for the notes issued in the last three closings of the financings we completed in the first and second quarter of 2010 are due this month; the failure to make such payment constitutes an Event of Default.  Under the terms of the Notes, this Event of Default causes a Trigger Event.  However, under the terms of the Notes, only two Trigger Events shall be applied.   Upon the occurrence of a Trigger Event, the outstanding balance of the Notes shall immediately increase to 125% of the then owing principal balance and interest shall accrue at the rate of 18% per annum thereafter.  As previously disclosed, we increased the balance of the Notes and raised the interest to 18% on June 1, 2010; we also increased the principal balance of the Notes pursuant to the terms of the Waiver and expect the remaining note holders to sign the waiver so that they too can receive the additional raise in principal.

We received additional comments from the SEC on October 7, 2010 and had discussions with the SEC reviewers handling our filings to further enhance our understanding of the comments to ensure complete and accurate responses thereto.  As disclosed in the 8-K that we filed on October 5, 2010, we tentatively set November 15, 2010 as the new annual meeting date and October 13, 2010 as the related record date.  We anticipate meeting these dates and finally being able to hold the shareholder meeting and obtain the shareholder approval we need.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:  /s/ Akio Ariura
Name:  Akio Ariura
Title:    Chief Financial Officer

Dated: October 14, 2010